                                                                   Exhibit 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 25, 1994 (1993 Annual Report on Form 10-K and Supplemental Schedules), included in this Form 10-K, into Southwest Gas Corporation's previously filed registration statements on Form S-8 which was filed on June 29, 1990 (File No. 33-35637), Form S-3 which was filed on June 29, 1990 (File No. 33-35636), and Form S-8 which was filed on July 5, 1990 (File No. 33-35737).

                                          ARTHUR ANDERSEN & CO.

Las Vegas, Nevada
March 25, 1994